Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX REVENUES INCREASE 4% SEQUENTIALLY;

STRONG NEW PRODUCT GROWTH

SAN JOSE, CA, JULY 21, 2005 — Xilinx, Inc. (Nasdaq: XLNX) today announced net revenues of $405 million in the first quarter of fiscal 2006, up 4% sequentially from the prior quarter and down 4% from the same quarter a year ago. Net income was $77 million or $0.21 per diluted share, up 14% from $67 million or $0.19 per diluted share in the prior quarter.  Net income for the first quarter of fiscal 2006 was down 19% from $95 million, or $0.26 per diluted share, as reported in the first quarter of fiscal 2005.

Xilinx also announced that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per outstanding share of common stock, payable on September 7, 2005 to all stockholders of record at the close of business on August 17, 2005.

Additional fiscal first quarter comparisons are represented in the chart below.

Quarterly Information

(In millions, except EPS)

				Growth Rates
	Q1 FY 2006	Q4 FY 2005	Q1 FY 2005	Q-T-Q	Y-T-Y
Net revenues	$405.4	$391.0	$423.6	4%	-4%
Operating income	$90.5	$83.1	$118.3	9%	-24%
Net income	$76.8	$67.2	$95.3	14%	-19%
Net income per share	$0.21	$0.19	$0.26	14%	-17%

New product sales were strong during the quarter increasing 22% sequentially with all products in this category posting growth.  Sales of Xilinx’s 90nm products, Spartan™-3and Virtex™-4, were exceptionally strong during the quarter, increasing nearly 90% sequentially as a result of robust design win activity across a broad base of end market segments.  “Design win momentum is rapidly shifting to 90nm technology.  With a substantial revenue lead over the competition and capacity from two of the world’s leading foundries, Xilinx has a substantial competitive lead in this process technology,” said Wim Roelandts, Chairman and CEO.

Continued expense controls and a decline in mask costs resulted in June quarter operating margin increasing to 22% of revenues, up from 21% last quarter.  Inventory days decreased six days during the quarter to 105 days.

Business Review – June Quarter FY06

•                  Total inventory days at Xilinx and distribution were 132 days, down from 139 days last quarter.

•                  Accounts receivables days sales outstanding were 44, down from 50 in the prior quarter.

•                  Capital expenditures and depreciation were $15 million and $13 million, respectively.

Net revenues by Geography:

	Percentages
	Q1	Q4	Q1	Growth Rates
	FY 2006	FY 2005	FY 2005	Q-T-Q	Y-T-Y
North America	41%	40%	42%	6%	-7%
Europe	20%	21%	20%	-4%	-4%
Japan	14%	14%	14%	8%	-4%
Asia Pacific/ROW	25%	25%	24%	5%	1%

Net revenues by End Market*:

	Percentages
	Q1	Q4	Q1	Growth Rates
	FY 2006	FY 2005	FY 2005	Q-T-Q	Y-T-Y
Communications	51%	47%	53%	12%	-8%
Storage & Servers	13%	17%	11%	-21%	14%
Consumer & Automotive	14%	14%	—	3%	N/M **
Industrial & Other	22%	22%	36%	5%	N/M

*As of Q3 FY05, Xilinx split the category formerly called “Consumer, Industrial & Other” into two components:  “Consumer & Automotive” and “Industrial & Other”.  Historical comparisons are not available for these two categories.

**N/M = Not meaningful

Net revenues by Product*:

	Percentages
	Q1	Q4	Q1	Growth Rates
	FY 2006	FY 2005	FY 2005	Q-T-Q	Y-T-Y
New	27%	22%	11%	22%	120%
Mainstream	51%	54%	63%	-1%	-22%
Base	16%	17%	20%	-3%	-22%
Support	6%	7%	6%	-2%	-4%

*Products are classified as follows:

New products: Virtex-4, Virtex-II Pro, Spartan-IIE, Spartan-3, Spartan-3E, Easypath™ and CoolRunner®- II products

Mainstream products: Virtex-II, Spartan-II, SpartanXL, CoolRunner, Virtex-E and Virtex products

Base products: XC3000, XC3100, XC4000, XC4000XL, XC4000XLA, XC4000XV, XC4000E, XC4000EX, XC5200, XC9500, XC9500XL, XC9500XV and Spartan products

Support products: Configuration solutions, HardWire, Software & Support/Services

Highlights – June Quarter FY06:

•                  Xilinx’s Spartan FPGAs now represent a record 23% of total revenues, up from 22% last quarter and up from 20% in the same quarter a year ago.  The high-volume, low-cost Spartan-3 solution continues to experience strong design-win adoption, especially in the consumer market.  All eight Spartan-3 FPGA products are currently in production on 90nm, 300mm wafers.  Additionally, two members of the logic-intensive Spartan-3E family are currently sampling and the entire family is on schedule for production release this calendar year.

2

•                  The Virtex-4 family continues to demonstrate significant advantages in performance, power consumption and signal integrity.  Fourteen members of this family are currently shipping including all members of the LX and SX families.

Business Outlook – September Quarter FY06

•                  Revenues expected to be up 0% - 4% sequentially.

•                  Gross margin expected to be approximately 61% - 62%.

•                  Operating expenses expected to be up 4% sequentially.

•                  Other income expected to be approximately $9 million.

•                  Tax rate expected to be approximately 24%.

•                  Fully diluted share count expected to approximate 358 million shares.

Business Update – September Quarter FY06

A second quarter business update will be issued in the form of a press release after the market closes on Wednesday, September 7, 2005.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, higher-than-anticipated product delinquencies, more customer volume discounts than expected, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to successfully manage production at multiple foundries, currency fluctuations and their respective impact to customer purchasing power, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	Jul. 2,	Jul. 3,	Apr. 2,
	2005	2004	2005

Net revenues	$405,379	$423,583	$390,977

Costs and expenses :
Cost of revenues	158,482	144,163	152,001
Research and development	78,704	71,923	80,034
Selling, general and administrative	75,987	80,590	74,063
Amortization of acquisition-related intangibles	1,756	1,402	1,750
Write-off of acquired in-process research and development	—	7,198	—
Total costs and expenses	314,929	305,276	307,848

Operating income	90,450	118,307	83,129
Interest income and other, net	9,343	5,841	9,628

Income before income taxes	99,793	124,148	92,757
Provision for income taxes	22,952	28,896	25,552
Net income	$76,841	$95,252	$67,205

Basic net income per common share	$0.22	$0.27	$0.19
Diluted net income per common share	$0.21	$0.26	$0.19
Cash dividends declared per common share	$0.07	$0.05	$0.05

Common and equivalent shares used in computing net income per share amounts:
Basic	350,705	347,173	349,795
Diluted	358,038	359,419	358,460

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Jul. 2,	Apr. 2,
	2005	2005
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$951,178	$861,558
Accounts receivable, net	194,601	213,459
Inventories	181,996	185,722
Short-term investment in United Microelectronics Corporation	99,012	—
Deferred tax assets and other current assets	149,273	205,625

Total current assets	1,576,060	1,466,364

Net property, plant and equipment	346,129	344,516
Long-term investments	732,258	766,596
Investment in United Microelectronics Corporation-net of current portion	198,024	246,110
Other assets	242,925	215,610

Total Assets	$3,095,396	$3,039,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$221,749	$195,883
Deferred income on shipments to distributors	110,799	102,511

Total current liabilities	332,548	298,394

Deferred tax liabilities	52,132	67,294

Stockholders’ equity
Common stock and additional paid-in capital	896,742	910,431
Retained earnings	1,815,159	1,762,873
Treasury stock, at cost	(33,067)	—
Accumulated other comprehensive income	31,882	204

Total stockholders’ equity	2,710,716	2,673,508

Total Liabilities and Stockholders’ Equity	$3,095,396	$3,039,196

(1) Derived from audited financial statements